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                                                                     EXHIBIT 4.9

                              RENT-A-CENTER, INC.,
                                   as Issuer,

                                 COLORTYME, INC.

                                       and

                           ADVANTAGE COMPANIES, INC.,
                            as Subsidiary Guarantors,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 2002
                                       to

                                    INDENTURE

                          Dated as of December 19, 2001

                                     between

                              RENT-A-CENTER, INC.,
                                   as Issuer,

                                 COLORTYME, INC.

                                       and

                           ADVANTAGE COMPANIES, INC.,
                            as Subsidiary Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                              SERIES C AND SERIES D
                     11% SENIOR SUBORDINATED NOTES DUE 2008

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     This FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2002, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the "Company"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), Advantage Companies, Inc., a Delaware corporation ("Advantage" and, together with ColorTyme, the "Subsidiary Guarantors"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 19, 2001 (the "Indenture"), providing for the issuance of its 11% Senior Subordinated Notes due 2008, Series C (the "Series C Notes") and, when and if issued, 11% Senior Subordinated Notes due 2008, Series D (the "Series D Notes" and, together with the Series C Notes, the "Securities"); and

     WHEREAS, ColorTyme and Advantage are currently Subsidiary Guarantors under the Indenture; and

     WHEREAS, Section 901 of the Indenture permits the entering into of one or more indentures supplemental to the Indenture for the purpose of, among other things, curing any omission, defect or inconsistency as well as to make any other change that does not adversely affect the rights of any Holder; and

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are currently a party to that certain indenture, dated as of August 18, 1998, as amended (the "Existing Indenture"); and

     WHEREAS, the Company, prior to the date hereof, has issued $175,000,000 of its 11% Senior Subordinated Notes due 2008 (the "Initial Notes") pursuant to the Existing Indenture; and

     WHEREAS, as reflected in the Recitals and Sections 305, 307 and 313 of the Indenture, at the time the Company, the Subsidiary Guarantors and the Trustee entered into the Indenture, it was intended that the Series D Notes under the Indenture be issued in exchange for the Initial Notes under the Existing Indenture as well as the Series C Notes under the Indenture, such that such Initial Notes and Series C Notes would evidence the same underlying obligations of indebtedness under the same series under the Indenture; and

     WHEREAS, clause (iii) of the third paragraph of Section 303 of the Indenture provides in part that the "Trustee shall authenticate . . . the Series D Notes for original issue from time to time for issue only in exchange for a like principal amount of Series C Notes, in each case upon a Company Order"; and

     WHEREAS, in light of the intent of the parties at the time the Indenture was entered into, the Company desires to correct clause (iii) of the third paragraph of Section 303 of the Indenture to correctly reflect that the Series D Notes may be issued in exchange for the Initial Notes as well as Series C Notes; and

     WHEREAS, such correction would cure an omission, correct an inconsistency and would not adversely affect the rights of any Holder; and

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     WHEREAS, accordingly such correction is permitted under Section 901(i) and
901(ix) of the Indenture.

     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidary Guarantors and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. Clause (iii) of the third paragraph of Section 303 of the Indenture is hereby amended (the "Section 303 Amendment") to read in its entirety as follows:

     "(iii) the Series D Notes for original issue from time to time for issue only in exchange for a like principal amount of Existing Notes and Series C Notes, in each case upon Company Order."

SECTION 3. The fourth paragraph of Section 305 (the "Section 305 Amendment") is hereby amended by inserting the phrase "Existing Notes and" immediately prior to each and every instance where the words "Section C Notes" appear in such paragraph.

SECTION 4. The second paragraph of Section 4 "Indenture" of the Form of Series D Note set forth in Section 204 of the Indenture (the "Section 204 Amendment" and, together with the Section 303 Amendment and the Section 305 Amendment, the "Amendments") is hereby amended by deleting the third sentence of such paragraph and replacing such third sentence with the sentence "The Securities include the Series C Notes and any Series D Notes issued in exchange for the Existing Notes and Series C Notes pursuant to the Indenture and the Registration Rights Agreement."

SECTION 5. The Trustee hereby consents to the Amendments as set forth in Section 2, Section 3 and Section 4 above.

SECTION 6. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Securities issued thereunder shall remain in full force and effect.

SECTION 7. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 8. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 9. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the

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Indenture without making specific reference to this First Supplemental
Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 10. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 11. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

SECTION 12. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals, if any, to be hereunder affixed and attested, all as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee

By: /s/ VAN K. BROWN
   --------------------------------
Name:   Van K. Brown
Title:  Vice President

                                       RENT-A-CENTER, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           ---------------------------------
                                           Mitchell E. Fadel, President

                                       COLORTYME, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           ---------------------------------
                                           Mitchell E. Fadel, Vice President

                                       ADVANTAGE COMPANIES, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           ---------------------------------
                                           Mitchell E. Fadel, Vice President

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